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                                                                     Exhibit 5.1


                                 June 30, 1999


North Coast Energy, Inc.
1993 Case Parkway
Twinsburg, Ohio  44087


                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), and sale of 4,429,573 shares of North Coast Energy, Inc.'s (the "Company's") Common Stock, $.01 par value (the "Common Stock"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for this opinion.



                  Based upon such examination and on the assumptions set forth below, we are of the opinion that (a) 3,106,547 shares of Common Stock to be registered under the Act are currently validly issued, fully paid and nonassessable and (b) the remaining 1,323,026 shares of Common Stock to be registered under the Act and issuable upon the exercise of outstanding stock warrants and options, when duly issued upon the exercise of outstanding stock warrants and options, will be validly issued, fully paid and nonassessable.


                  In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, we are admitted to the practice of law only in the State of Ohio and the opinions expressed herein are limited to the federal law of the United States of America, Delaware corporate law and the laws of the State of Ohio, in each case as in effect on the date hereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company to effect registration of the Common Stock under the Act, and to the reference to us under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,


                                                 CALFEE, HALTER & GRISWOLD LLP